Exhibit 99.1

News Release
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Contact:

Media:    (U.S.) Alexa Auerbach, 312-696-6481, alexa.auerbach@morningstar.com.

                (Australia) Andrew Bird, 61 2 9276 4567, andrew.bird@morningstar.com.

Investors may submit questions to investors@morningstar.com or by fax to 312-696-6009.

Morningstar, Inc. Settles Australian Litigation

CHICAGO, Sept. 4, 2007—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced it has settled its legal dispute with Graham Rich, the founder and former managing director of Morningstar’s Australian subsidiary, Morningstar Research Pty Limited, and certain entities controlled by him. Under terms of the settlement, Morningstar paid a total of AU$4.0 million (approximately U.S. $3.2 million) and the parties agreed to dismiss and release all claims.

In 1999, Morningstar invested in FPG Research Pty Limited, a company founded and run by Rich and now known as Morningstar Australia. Over time, disputes arose between Rich and Morningstar over a number of matters. The disputes were not resolved, and in 2001 Morningstar terminated Rich’s employment and he commenced the lawsuit.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We’re pleased to bring this matter to a conclusion. The settlement allows us to eliminate ongoing expense and business distraction.”

Morningstar previously recorded reserves of approximately AU$2.5 million (approximately U.S. $2.1 million) in connection with this litigation. Additional details about the dispute can be found in Morningstar’s filings with the U.S. Securities and Exchange Commission, including Morningstar’s most recent quarterly report on Form 10-Q for the quarter ended June 30, 2007.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 250,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries and minority ownership positions in companies based in three other countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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© 2007 Morningstar, Inc. All rights reserved.